EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jerry M. Kennelly, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Riverbed Technology, Inc. on Form 10-Q for the quarterly period ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Riverbed Technology, Inc.

Date: October 28, 2011	/s/ Jerry M. Kennelly
Jerry M. Kennelly
President and Chief Executive Officer
(Principal Executive Officer)

I, Randy S. Gottfried, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Riverbed Technology, Inc. on Form 10-Q for the quarterly period ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Riverbed Technology, Inc.

Date: October 28, 2011	/s/ Randy S. Gottfried
Randy S. Gottfried
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Riverbed Technology, Inc. and will be retained by Riverbed Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.